EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 Amendment No. 1 (Reg. No. 333-21385) and to the inclusion in Current Report on Form 8-K of our report dated March 24, 1997, relating to the consolidated financial statements of Forasol-Foramer N.V. which are incorporated by reference in such Registration Statement. We also consent to the reference to our firm under the caption "Independent Public Accountants."

ERNST & YOUNG AUDIT

/s/  FRANCOIS VILLARD

Represented by
Francois Villard

Paris, France
April 8, 1997